Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-121196 of MSA Safety Incorporated on Form S-8 of our report dated June 16, 2014, appearing in this annual report on Form 11-K of the MSA Retirement Savings Plan for the year ended December 31, 2013.
/s/ ParenteBeard LLC
Pittsburgh, Pennsylvania
June 16, 2014